EXHIBIT 99.1

FIRST	22 West State Street
KEYSTONE	Media, PA 19063
FINANCIAL, INC.	610-565-6210

FOR IMMEDIATE RELEASE

FIRST KEYSTONE FINANCIAL ANNOUNCES
SHAREHOLDERS APPROVE MERGER WITH BRYN MAWR BANK CORPORATION

Media, PA -- (BUSINESS WIRE) -- March 2, 2010 - First Keystone Financial, Inc. (NASDAQ: FKFS) (the “Company”), the holding company for First Keystone Bank (the “Bank”), announced today that shareholders of the Company approved the merger with Bryn Mawr Bank Corporation. More than 99% of the votes cast and over 81% of the issued and outstanding shares of common stock voted in favor of the merger. The approval of the Company’s shareholders represents a significant step in the merger process. Pending regulatory approvals and the satisfaction of other conditions to closing, the merger is expected to close late in the second quarter or early in the third quarter of 2010.

Following the special meeting of the Company’s shareholders, Hugh Garchinsky, the President and Chief Executive Officer, said “We are pleased that our shareholders approved the merger. This merger presents significant benefits for our shareholders, customers and the communities we serve. We look forward and are excited about our merger with Bryn Mawr.”

First Keystone Bank, the Company's wholly owned subsidiary, serves its customers from eight full-service offices in Delaware and Chester Counties.

Certain information in this release may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those estimated due to a number of factors.  Persons are cautioned that such forward-looking statements are not guarantees of future performance and are subject to various factors, which could cause actual results to differ materially from those estimated.  These factors include, but are not limited to, changes in general economic and market conditions, the continuation of an interest rate environment that adversely affects the interest rate spread or other income from the Company's and the Bank's investments and operations, the amount of the Company’s delinquent and non-accrual loans, troubled debt restructurings, other real estate owned and loan charge-offs; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; the proposed merger with Bryn Mawr Bank Corporation (“BMBC”) fails to be completed, or if completed, the anticipated benefits from the merger may not be fully realized due to, among other factors, the failure to combine the Company’s business with BMBC, the anticipated synergies not being achieved or the integration proves to be more difficult, time consuming or costly than expected; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and deteriorating economic conditions. The Company does not undertake and specifically disclaims any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

BMBC filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger of the Company with BMBC, and the Company filed with the SEC a definitive proxy statement/prospectus in connection with the transaction. The Company’s shareholders and investors are urged to read the proxy statement/prospectus because it contains important information about the Company, BMBC and the transaction. You may obtain a free copy of the proxy statement/prospectus as well as other filings containing information about BMBC and the Company, at the SEC's web site at www.sec.gov. A free copy of the proxy statement/prospectus as well as other filings containing information about the Company may also be obtained from the Company, by directing the request to First Keystone Financial, Inc., 22 West Media Street, Media, Pennsylvania 19063, Attention: Carol Walsh, Secretary, telephone (610) 565-6210. A free copy of the filings with the SEC by BMBC that are incorporated by reference in the proxy statement/prospectus can be obtained by directing the request to Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010, Attention: Robert Ricciardi, Secretary, telephone (610) 526−2059.

CONTACT:    Hugh J. Garchinsky
President and Chief Executive Officer
(610) 565-6210